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                                                                       EXHIBIT 5


                    [LETTERHEAD OF LEWIS, RICE & FINGERSH]

                          A LIMITED LIABILITY COMPANY

                                ATTORNEYS AT LAW


                500 N. BROADWAY, SUITE 2000  TEL (314) 444-7600
              ST. LOUIS, MISSOURI  63102-2147  FAX (314) 241-6056
 ST. LOUIS, MISSOURI . KANSAS CITY, MISSOURI . CLAYTON, MISSOURI . WASHINGTON,
        MISSOURI . BELLEVILLE, ILLINOIS . HAYS, KANSAS . LEAWOOD, KANSAS

                                 August 9, 1995


The Board of Directors
CNB Bancshares, Inc.
20 N.W. Third Street
Evansville, Indiana  47739

           RE: REGISTRATION ON FORM S-8 OF 173,364 SHARES OF COMMON STOCK FOR
               ISSUANCE PURSUANT TO THE UF BANCORP, INC. 1991 STOCK OPTION AND INCENTIVE PLAN

Gentlemen:

     In connection with the registration with the Securities and Exchange Commission of 173,364 shares of common stock, no par value per share (the "Securities"), of CNB Bancshares, Inc. (the "Company"), you have requested that we furnish you with our opinion as to the legality of the issuance of the Securities in connection with the UF Bancorp, Inc. 1991 Stock Option and Incentive Plan (the "Plan").

     As counsel to the Company, we have participated in the preparation of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Securities. We have examined and are familiar with the Company's Articles of Incorporation and Bylaws, each as amended, records of corporate proceedings, the Registration Statement, the Plan and such other documents and records as we have deemed necessary for purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Securities have been duly and validly authorized and will, when issued as contemplated in the Plan, be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                 Sincerely,

                                 LEWIS, RICE & FINGERSH, L.C.

                                 /s/ Lewis, Rice & Fingersh, L.C.